                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                         FIRST COMMUNITY BANCORP, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):

[ ] No Filing Fee Required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------------

    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

    --------------------------------------------------------------------------

Notes:

                       CARTERSVILLE, GEORGIA 30120-0280
                                (770) 382-1495

                                 APRIL 9, 1998

To the Shareholders of FIRST COMMUNITY BANCORP, INC.:

          You are cordially invited to attend the Annual Meeting of the Shareholders of First Community Bancorp, Inc. (the "Company") to be held at First Community Bank & Trust, 827 Joe Frank Harris Parkway, S.E., Cartersville, Georgia 30120, on Wednesday, May 20, 1998, at 3:00 p.m. The official notice of the Annual Meeting, Form of Proxy and the Proxy Statement of management of the Company and the Company's 1997 Annual Report accompany this letter.

          The principal business of the Annual Meeting will be to elect directors of the Company. We also will review the operations of the Company and its subsidiary bank, First Community Bank & Trust, for the past year.

          Your Company and its subsidiary, First Community Bank & Trust had a very profitable year in 1997 as evidenced by the enclosed financial reports. Basic earnings per share for 1997 was $3.43 compared with earnings in 1996 of $2.98, after tax. The value of your investment increased significantly in 1997. Our Return on Equity was 19.35 percent compared with 20.11 percent in 1996. We appreciate your continued support and ask that you continue to refer your friends and associates to "your bank".

          The Board of Directors of the Company is divided into three Classes:
Class I, Class II and Class III.  The terms of one class of directors (Class
III) expire in 1998, and those directors, Terry N. Tumlin, J. Steven Walraven,
L. Ross Whatley, III and Earl Williamson, Jr. are standing for election at this time. All of the named individuals are standing for election to serve as Class III directors for three-year terms.

          Whether or not you plan to attend the Annual Meeting, please mark, date and sign the enclosed form of proxy, and return it to the Transfer Agent for the Company in the envelope provided immediately. If you later decide to attend the meeting, you may vote your shares in person.

                                          Very truly,


                                           /s/ J. Steven Walraven
                                          -----------------------------------
                                          J. Steven Walraven
                                          President and Chief Executive Officer


R.S.V.P. To enable us to plan adequate seating and refreshments, please notify Connie Mitchell-White at (770)606-2264 if you will be attending the Shareholders Meeting.

                         FIRST COMMUNITY BANCORP, INC.
                      827 JOE FRANK HARRIS PARKWAY, S.E.
                                 P. O. BOX 280
                       CARTERSVILLE, GEORGIA 30120-0280
                                (770) 382-1495


                 NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 20, 1998


To the Shareholders of FIRST COMMUNITY BANCORP, INC.:


          Notice is hereby given that the Annual Meeting of Shareholders of First Community Bancorp, Inc. (the "Company") will be held on Wednesday, May 20, 1998 at 3:00 p.m., at First Community Bank & Trust, 827 Joe Frank Harris Parkway, S.E., Cartersville, Georgia, for the following purposes:


      1.  To elect four directors for three-year terms;

      2. To transact such other business as may properly come before the meeting or any adjournments thereof.

          The Board of Directors has fixed the close of business on April 1, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

          All shareholders are requested to mark, date, sign and return the enclosed form of proxy as soon as possible. If you attend the meeting and wish to vote your shares in person, you may do so at any time before the proxy is exercised.


                By Order of the Board of Directors


                 /s/ J. Steven Walraven
                -------------------------------------
                J. Steven Walraven
                President and Chief Executive Officer

                         FIRST COMMUNITY BANCORP, INC.

                       827 JOE FRANK HARRIS PARKWAY, S.E.
                                 P. O. BOX 280
                        CARTERSVILLE, GEORGIA 30120-0280
                                 (770) 382-1495

                       _________________________________

                                PROXY STATEMENT
                       __________________________________


                                 INTRODUCTION
                                 ------------


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Community Bancorp, Inc. (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, May 20, 1998, at 3:00 p.m., at First Community Bank & Trust, 827 Joe Frank Harris Parkway, S.E., Cartersville, Georgia 30120, and at any adjournments thereof.

     The Proxy Statement and form of proxy were first mailed to shareholders on or about April 9, 1998. If the enclosed proxy is properly executed, returned and not revoked, it will be voted in accordance with the specifications made by the shareholder. IF THE FORM OF PROXY IS SIGNED AND RETURNED AND SPECIFICATIONS ARE NOT MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES IDENTIFIED IN THIS PROXY STATEMENT.

     Shareholders who sign proxies have the right to revoke them at any time before they are voted by delivering to the Corporate Secretary of the Company, at the principal office of the Company, either an instrument revoking the proxy or a duly executed proxy bearing a later date along with a copy to the Transfer Agent. Shareholders who sign Proxies may also revoke them by attending the Annual Meeting and voting in person.


                         VOTING AT THE ANNUAL MEETING
                         ----------------------------

     The close of business on April 1, 1998, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of the close of business on April 1, 1998, the authorized common stock of the Company consisted of 10,000,000 shares, $1 par value (the "Stock"), of which 428,105 shares were issued, outstanding and held of record by 815 shareholders. Each such share is entitled to one vote on the matters to be presented at the Annual Meeting.

                             ELECTION OF DIRECTORS
                             ---------------------

     Pursuant to the Company's Articles of Incorporation, its Board of Directors is divided into three classes: Class I, Class II and Class III. The number of directors is set in the Company's Bylaws, which may be amended from time to time by the Board of Directors. Currently, the number of directors is 10. The current terms of the Class I directors expire in 1999; those of the Class II directors expire in 2000; and those of the Class III directors expire in 1998. If the number of directors is modified, any increase or decrease in directorships is apportioned among the classes so as to make all classes as nearly equal in number as possible.

     The Board of Directors proposes that the four Class III nominees listed below be elected as directors of the Company to serve for three years and until their successors are duly elected and qualified. If any such nominees should become unavailable to serve as a director (which is not now anticipated), then the persons named as proxies reserve full discretion to vote for any other person or persons as may be nominated.

     In order to be elected as a director, a nominee must receive at least a plurality of the votes cast in the election.

     In 1997, the Board of Directors of the Company held four (4) meetings. No incumbent director during 1997 attended fewer than 75 percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all Committees of the Board on which such director served. Mr. Michael L. McPherson resigned his position as a director of the company effective September 18, 1997; however, Mr. McPherson's resignation was not because of a disagreement with the company on any matter relating to the Company's operations, policies, or practices.

     The Company has a standing Audit Committee, composed of Earl Williamson, Jr., D. Arnold Tillman, Jr., Jack Fournier, and L. Ross Whatley, III. Audit Committee functions are as follows: Oversight of the Bank's internal accounting controls, review of the internal audit, selection of the independent auditors, review of the annual audit plan with the independent auditors, review of the annual report, results of the independent audit, and interim financial information, and review of the supervisory examination reports. The Audit Committee met four (4) times during 1997.

     The Company does not have a standing Nominating or Compensation Committee of the Board of Directors or any other committees performing similar functions. The Board of Directors of the Bank does have an Executive Committee which assists the Board in discharging its obligations. The Executive Committee consists of Fareed Z. Kadum, Sammy L. Neal, H. Boyd Pettit, III, J. Steven Walraven and L. Ross Whatley, III. The Executive Committee met three (3) times in 1997.

     The table set forth below shows for each director nominee and each continuing director (a) his proposed or current class and term of office, (b) his name, (c) his age at December 31, 1997, (d) the year he was first elected as a director of the Company, (e) any positions held by him with the Company or its subsidiary bank, First Community Bank & Trust (the "Bank"), other than as a director, and (f) his business experience for the past five years:

                         CLASS I - CONTINUING DIRECTORS

                         Current Term Expires in 1999
                         ----------------------------

                                        Year First   Positions with Company
Name                             Age     Elected     and Business Experience
----                             ---    ----------   -----------------------

C. Gregory Culverhouse           42        1989      Attorney and President,
 (Attorney at Law)                                   Culverhouse & Associates, P.C.

Jack Fournier                    60        1989      President and CEO, Speedknit
                                                     Corporation

Fareed Z. Kadum, M.D.            46        1989      Physician and President, Cartersville
                                                     OB/GYN Associates, P.C.

                        CLASS II - CONTINUING DIRECTORS
                           Current Term Expires 2000
                           -------------------------

                                        Year First   Positions with Company
Name                             Age     Elected     and Business Experience
----                             ---    ----------   -----------------------
Sammy L. Neal                    48        1989     Chief Executive Officer, Lanell's Motor
                                                    Coach, Inc. and Neal's Motor Coach,
                                                    Inc. (charter bus services), Cartersville,
                                                    Georgia

H. Boyd Pettit, III              45        1989     Attorney

D. Arnold Tillman, Jr., MD       36        1989     Physician

                        CLASS III -  DIRECTOR NOMINEES
                  To Serve a Term of Three Years, Until 1998
                  ------------------------------------------

                                        Year First   Positions with Company
Name                             Age     Elected     and Business Experience
----                             ---    ----------   -----------------------

Terry N. Tumlin, DMD             44      1989        Dentist

J. Steven Walraven               49      1989        President and Chief Executive Officer of
                                                     the Company since 1989; and President & Chief
                                                     Executive Officer of the Bank since 1988.

L. Ross Whatley, III, MD         45      1989        Physician

Earl Williamson, Jr.             54      1989        Certified Public Accountant with
                                                     Williamson & Company CPA's, P.C.

                              EXECUTIVE OFFICERS
                              ------------------

     The following table sets forth for each officer of the Company (a) the person's name, (b) their age at December 31, 1997, (c) the year they were first elected as an officer of the Company and (d) their positions with the Company and the Bank. All officers serve at the discretion of the Board.

                                        Year First   Positions with Company
Name                             Age     Elected     and Business Experience
----                             ---    ----------   -----------------------

J. Steven Walraven               49       1989       President and Chief Executive Officer of the Company
                                                     since June 1989; President and Chief Executive
                                                     Officer of the Bank since June 1988.

Rodney L. Grizzle                32       1997       Senior Vice President of the Company since October 1997;
                                                     Senior Vice President and Senior Lending Officer of the
                                                     Bank since October 1997.  Vice President and Compliance
                                                     officer since October 1993.  Vice President  and Loan
                                                     Administration Officer of Wachovia Bank of Georgia, N.A.
                                                     from May 1987 until October 1993.

Danny F. Dukes                   38       1997       Vice President, Chief Financial and Operations Officer
                                                     and Corporate Secretary of the Company and the Bank
                                                     since March 1997; Chief Financial Officer with Georgia
                                                     Federal Credit Union from March 1994 until March 1997;
                                                     Vice President, Chief Financial & Operations Officer with
                                                     Fayette County Bank from March 1993 until March 1994;
                                                     Vice President, Internal Auditor, Compliance & Security
                                                     Officer from June 1991 until March 1993.

     No director or executive officer of the Company is a party adverse to the Company or any of its subsidiaries or having material interest adverse to the Company or any of its subsidiaries. There are no family relationships among directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers. During the previous five years, no director or executive officer was the subject of a legal proceeding (as defined below) that is material to an evaluation of the ability or integrity of any director or executive officer. A "legal proceeding" includes: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive prior to that time; (b) any conviction in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) any order, judgment, or decree of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending, or otherwise limiting his or her involvement in any type of business, securities or banking activity; and (d) any finding by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission, or the Commodity Futures Trading Commission of a violation of a federal or state securities or commodities law (such finding having not been reversed, suspended, or vacated).


                    INDEBTEDNESS OF OFFICERS AND DIRECTORS
                    --------------------------------------

     The Company's directors and officers and certain business organizations and individuals associated with them have been customers of and have had banking transactions with the Bank and are expected to continue such relationships in the future. Pursuant to such transactions, the Company's directors and officers from time to time have borrowed funds from the Bank for various business and personal reasons. The extensions of credit made by the bank to the Company's directors and officers (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and (c) did not involve more than a normal risk of collectibility or present other unfavorable features.

                  OWNERSHIP OF STOCK BY PRINCIPAL SHAREHOLDERS
                  --------------------------------------------

                           STOCK OWNED BY MANAGEMENT
                           -------------------------

     On April 1, 1998, there were no persons who beneficially owned five percent or more of the outstanding shares of Stock to the best information and knowledge of the Company except as disclosed below.

     The following table sets forth the number of shares of Stock beneficially owned by each director nominee and each continuing director of the Company and Officers as of April 1, 1998 and by all director nominees, continuing directors and officers of the Company, as a group. Unless otherwise indicated, each person is the record owner of and has sole voting and investment powers over his shares.

Name of Nominee                 Number of Shares      Percent
or Director or Officer         Beneficially Owned   of Class (1)
-----------------------------  -------------------  ------------

C. Gregory Culverhouse             18,280 (2)         4.26

Jack Fournier                      33,946 (3)         7.92

Fareed Z. Kadum, M.D.              15,435 (4)         3.60

Sammy L. Neal                      18,925 (5)         4.42

H. Boyd Pettit, III                17,298 (6)         4.04

D. Arnold Tillman, Jr., MD          9,359 (7)         2.18

Terry N. Tumlin, D.M.D.            15,954 (8)         3.72

J. Steven Walraven                 18,290 (9)         4.27

Lewis Ross Whatley, III, MD        22,682 (10)         5.29

Earl Williamson, Jr., CPA          13,915 (11)         3.25

Rodney L. Grizzle                      82 (12)          .02

Danny F. Dukes                        102               .02

All Directors and
Principal Officers
as a Group (12 persons)           196,609 (13)        45.92


Footnotes
---------

(1) As to each director or executive officer who has the right to acquire, within the next 60 days, shares of the common stock of the Company upon the exercise by them of stock options, such individual's percent of class has been calculated on the assumption that such options have in fact been exercised by them and the number of issued and outstanding shares of the Company has been increased by a corresponding amount. For the purpose of calculating the ownership percentage for the group as a whole, see the explanation in footnote 13.

(2) Includes 4,234 presently exercisable stock options granted on April 1, 1997, pursuant to the First Community Bancorp, Inc. Stock Option Plan.

(3) Includes (a) 27,954 shares owned of record jointly by Mr. Fournier and his wife, as to which they share voting and investment powers, (b) 879 shares owned of record by Mr. Fournier and (c) 879 shares owned of record by Mr. Fournier's wife, as to which Mr. Fournier shares voting and investment powers, and (d) 4,234 presently exercisable stock options granted on April 1, 1997, pursuant to the First Community Bancorp, Inc. Stock Option Plan.

(4) Includes (a) 7,977 shares owned of record by Dr. Kadum, (b) 470 shares owned of record by Dr. Kadum's wife, as to which Dr. Kadum shares voting and investment powers, (c) 714 shares owned of record by Dr. Kadum as trustee for his minor children, (d) 2,040 shares owned of record by Cartersville OB/GYN and (e) 4,234 presently exercisable stock options granted on April 1, 1997, pursuant to the First Community Bancorp, Inc. Stock Option Plan.

(5) Includes (a) 9,081 shares owned of record by Mr. Neal, (b) 5,100 shares owned of record by Mr. Neal's wife, as to which Mr. Neal shares voting and investment powers, (c) 510 shares owned of record by Mr. Neal's children as to which Mr. Neal shares voting and investment powers, and (d) 4,234 presently exercisable stock options granted on April 1, 1997, pursuant to the First Community Bancorp, Inc. Stock Option Plan.

(6) Includes (a) 12,054 shares of record by Mr. Pettit, (b) 1,010 shares owned of record by Mr. Pettit's wife, as to which Mr. Pettit shares voting and investment powers and (c) 4,234 presently exercisable stock options granted on April 1, 1997, pursuant to the First Community Bancorp, Inc. Stock Option Plan.

(7) Includes (a) 5,100 shares owned of record by Mr. Tillman, individually, (b) 25 shares owned of record by Mr. Tillman's wife, as to which Mr. Tillman shares voting and investment powers and (c) 4,234 presently exercisable stock options granted on April 1, 1997, pursuant to the First Community Bancorp, Inc. Stock Option Plan.

(8) Includes (a) 4,510 shares owned of record by Mr. Tumlin, (b) 4,210 shares owned of record by Terry N. Tumlin, D.M.D. P.C. Pension Trust Account, as to which Mr. Tumlin is the beneficial owner, (c) 3,000 shares owned of record by Terry N. Tumlin, D.M.D., P.C. Profit Sharing Plan Trust Account, as to which Mr. Tumlin is the beneficial owner, and (d) 4,234 presently exercisable stock options granted on April 1, 1997, pursuant to the First Community Bancorp, Inc. Stock Option Plan.

(9) Includes (a) 9,283 shares owned of record by Mr. Walraven, (b) 173 shares owned of record by Mr. Walraven's wife, as to which Mr. Walraven shares voting and investment powers but as to which he disclaims beneficial ownership, (c) 10 shares owned of record by Mrs. Walraven as custodian of her minor children, as to which Mr. Walraven shares voting and investment powers, and (d) 102 shares owned of record by Mr. Walraven as custodian for his minor children, as to which Mr. Walraven has sole voting and investment powers but as to which he disclaims beneficial ownership. In addition, Mr. Walraven was granted 4,151 stock options on June 18, 1991, which have increased to 4,234 by reason of the two percent shared dividend declared by the company in 1997. Mr. Walraven was also granted 800 stock options on November 15, 1994 and 600 stock options on November 21, 1995, which amounts have been increased, respectively, to 816 and 612 by reason of the two percent shared dividend declared by the company in 1997. The exercise prices for these options are, respectively, $12.50 and $16.13 per share. These options expire, respectively, on November 15, 2001 and November 21, 2002. The number given for Mr. Walraven's share ownership also includes 3,060 presently exercisable stock options granted April 1, 1997, pursuant to the First Community Bancorp, Inc. Stock Option Plan.

(10) Includes (a) 8,405 shares owned of record by Dr. Whatley, (b) 8,874 shares owned of record by Cartersville Radiology Group P.C., Money Purchase Pension Plan, F.B.O. Lewis Ross Whatley, III, as to which Mr. Whatley is the beneficial owner, (c) 169 shares owned of record jointly by Mr. Whatley and his minor child, as to which Mr. Whatley shares voting and investment powers but disclaims beneficial ownership and (d) 4,234 presently exercisable stock options granted on April 1, 1997, pursuant to the First Community Bancorp, Inc. Stock Option Plan.

(11) Includes (a) 7,803 shares owned of record by Mr. Williamson, (b) 1,020 shares owned of record by Mr. Williamson jointly with Ronald G. Smith, as to which Mr. Williamson shares voting and investment powers, (c) 139 shares owned of record by Mr. Williamson as custodian for his minor child, as to which Mr. Williamson shares voting and investment powers, (d) 719 shares owned of record by Mr. Williamson's wife, as to which he shares voting and investment powers but disclaims beneficial ownership and (e) 4,234 presently exercisable stock options granted on April 1, 1997, pursuant to the First Community Bancorp, Inc. Stock Option Plan.

(12) Includes (a) 22 shares held jointly by Mr. Grizzle and his wife, and (b) 60 presently exercisable stock options.

(13) In addition to shares listed as being beneficially owned by each director and executive officer, this total figure for the board and executive officers includes 12,341 shares owned by the First Community Bancorp, Inc. KSOP, as to which the Board possesses voting control.

                    COMPENSATION OF OFFICERS AND DIRECTORS
                    --------------------------------------

                                    GENERAL
                                    -------

The Company has not paid any remuneration to its officers and directors since its formation. It is not currently anticipated that the Company will pay any remuneration to its officers and directors. The Bank paid the following remuneration to its executive officers in 1997:


                          SUMMARY COMPENSATION TABLE
                          --------------------------

The following table sets forth compensation earned from the Bank in 1997, 1996, and 1995, by the Executive Officers of the Company:

                                    ANNUAL                                   LONG-TERM             ALL OTHER
                                 COMPENSATION                               COMPENSATION          COMPENSATION
                       ----------------------------------------------------------------------------------------
                                                                         AWARDS         PAYOUTS
                       ----------------------------------------------------------------------------------------
(a)                     (b)       (c)       (d)        (e)          (f)         (g)       (h)          (i)
     NAME AND          YEAR     SALARY     BONUS      OTHER     RESTRICTED    OPTIONS     LTIP        OTHER
PRINCIPAL POSITION                                   ANNUAL       STOCK       SARS     PAYOUTS   COMPENSATION
                                                     COMPEN-      AWARDS
                                                     SATION

J. STEVEN WALRAVEN     1997   120,459      ---(1)     70,587(2)     ---       3,060(3)   ---         7,800(4)
CEO/President
                       1996   113,612   18,985         9,132        ---        ---       ---           ---

                       1995    89,016    8,902        19,738        ---         600(5)   ---           ---

(1) In previous years, Mr. Walraven's bonus has been calculated and paid in November or December, prior to the completion of audited financial statements. As Mr. Walraven's bonus is calculated on the basis of corporate performance, as revealed by such financial statements, the Board decided to withhold decision (and award) of bonus to Mr. Walraven under the terms of his employment agreement until financial statements were completed. Although Mr. Walraven's bonus was earned in 1997, it was not paid until 1998, and will therefore be stated in next year's report.

(2) Representing amounts earned by reason of exercise of in the money options by Mr. Walraven. See "Aggregated Option Exercises" table below.

(3) In 1997, Mr. Walraven was granted a total of 10,200 stock options with an exercise price of the then fair market value of $25.25 per share. Of these, only 3,060 are currently exercisable, with the remainder subject to a cliff vesting of seven years, prior to the expiration of which they are not exercisable.

(4) Represents Board attendance, fees and the vested portion of Mr. Walraven's unqualified retirement plan.

(5) Granted pursuant to the First community Bancorp, Inc. 1994 Incentive Stock Option Plan. The exercise price of these options is $16.13 per share and the fair market value on the date of grant was $13.44 per share. These option expire on November 21, 2002.


                       OPTION GRANTS IN LAST FISCAL YEAR
                              (INDIVIDUAL GRANTS)

Name                             Number of securities       Percent of total options     Exercise or base price    Expiration date
                               underlying options/SARs        granted employees in               ($/Sh)
                                        grants                     fiscal year
      (a)                                 (b)                         (c)                         (d)                   (e)
J. Steven Walraven                  10,200 (1)                     36.49% (2)                    25.25               04/01/2007
President & CEO

(1) Granted pursuant to the 1997 First Community Bancorp, Inc. Stock Option Plan, approved by shareholders at the 1997 Annual Meeting of the Shareholders. Of this figure, only 3,060 are exercisable within the next sixty (60) days; 7,140 are subject to a seven (7) year vesting period, and may not be exercised prior to the expiration of that period.

(2) Calculated without reference to any options granted to non employee directors.

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FYN OPTION VALUES

      Name            Shares        Value      Number of         Value of
                     Acquired    Realized     Securities       Unexercised
                       on           ($)       Underlying       In-The-Money
                     Exercise                 Unexercised      Options/SARs
                                    (#)       Options/SARs     At FY-end ($)
                                              At FY-end (#)    Exercisable/
                                              Exercisable/     Unexercisable
                                              Unexercisable
      (a)              (b)          (c)           (d)              (e)
J. Steven Walraven    4,234       70,587     8,722 / 7,140    $88,852.58* / $0

          * Value of unexercised, in-the-money options calculated on the basis of fair market value of $25.25 per share. Options include 816 exercisable at $12.50 per share; 612 exercisable at $16.13 per share; and 4,234 exercisable at $8.04 per share.

              Compensation of Directors
              -------------------------

          During 1997, all of the Company's directors also served as directors of the Bank. During 1997, none of the directors were paid for their service as director of the Company. The Directors were paid for their service as director of the Bank and any committee on which they served in 1997. The Bank paid the directors $74,225 during 1997; $ 49,600 was paid for attending board of
directors meetings and $24,625 was paid for attending committee meetings.   The
Chairman of the Board of Directors received $400 compensation for each regular meeting attended, with each Board Member receiving $350. Committee Meeting Members received $50 for each committee meeting attended with the Chairman of the Loan Committee receiving $75 with a maximum compensation fee of one per day. Compensation fees are paid on the contingency of attendance.

          The First Community Bank & Trust Director's Indexed Fee Continuation Program (the "Program") became effective on August 28, 1995. Under the Program, each participating Director may be entitled to: (1) the accumulated balance in his or her Pre-Retirement Account consisting of the annual earnings or loss of the aggregate annual after-tax income from certain life insurance contracts on the lives of participating Directors less the annual cost of funds expense from the effective date until his or her retirement date, payable in ten equal annual installments commencing thirty days following his or her retirement date; and
(2) the Index Retirement Benefit consisting of the annual earnings or loss of the aggregate annual after-tax income from certain life insurance contracts on the lives of participating Directors less the annual cost of funds expense from his or her retirement date until death. In addition to these payments, each Director is entitled to defer their Director fee each year for five years with the accumulated balance, plus interest, payable in lump sum to the participating Director, or his or her estate, upon reaching his or her retirement date.

              EMPLOYMENT AGREEMENTS AND COMPENSATION PLANS
              --------------------------------------------

          During 1988, the President of the Bank executed an employment agreement with the Bank for a term of three years. This agreement expired in 1991 and the President of the Bank continues his employment without a written agreement. Compensation to the President of the Bank is included in the cash compensation table above.

          Pursuant to the terms of a Plan of Reorganization effected in 1989, shareholders who had previously held shares of the Bank's common stock received, instead, shares of the Company's common stock. Similarly, options, and warrants issued by the Bank prior to the effective date of the reorganization were converted from options to purchase shares of the Bank's common stock to options and warrants to purchase shares of the Company's common stock. The options described in the following paragraph were granted by the Bank prior to the reorganization and were converted as a result of the reorganization.

          The employment agreement executed with the President provided that he would receive options to purchase up to 12,453 shares of stock. Under the Agreement, he received an option for 4,151 shares in 1990 and 4,151 shares in 1991 for a total of 8,302 shares. No additional options are available under the former employment agreement. All options will be exercisable at a price per share equal to the book value of the stock when the option was granted and will be exercisable for a period of seven (7) years following this grant. Options granted in 1990 were exercised during the 1997 year.

          On May 25, 1994, the shareholders of the Company approved the 1994 Incentive Stock Option plan (the " 1994 Plan"). Under the 1994 Plan, up to 20,000 shares of common stock of the Company may be issued to key employees. The option price for the shares of common stock is equal to or greater than the fair market value of such shares on the date on which the option covering such shares is granted. The 1994 Plan shall be effective as of June 1, 1994 and shall continue in effect until May 31, 2004, unless earlier terminated.

          Mr. J. Steven Walraven, President & CEO of the Company, was granted options for 800 shares of common stock of the Company under the 1994 Plan on November 15, 1994. The exercise price of these shares is $12.50 per share and the fair market value of the unexercised options was $12.50 per share on the date of the grant based upon the analysis of trades during the year. The options expire November 15, 2001.

          On November 21, 1995, Mr. Walraven was again granted an option for 600 shares of common stock of the Company under the 1994 Plan. The exercise price of these shares is $16.13 per share and the fair market value of these shares was $13.44 per share on the date of the grant based on the analysis of the trades during the year. The expiration date of these shares is November 21, 2002.

          On May 21, 1997, the Shareholders of the Company approved the 1997 Incentive Stock Option Plan (the "1997 Plan"). Under the 1997 Plan, up to 70,000 shares of common stock of the Company may be issued to key employees.
The option price for the shares of common stock is equal to or greater than the fair market value of such shares on the date on which the option covering such shares was granted. The 1997 Plan was effective as of February 1, 1997 and shall continue in effect for a period of ten (10) years after the effective date.

          On April 1, 1997, Mr. Walraven was granted options for 10,200 shares of common stock under the 1997 Plan. The exercise price of these shares is $25.25 per share even though recent trades occurred for less. An independent stock appraisal determined the fair market value to be $25.25 in April 1997. Of those options granted, 3,060 shares were immediately vested on the date of the grant with the remaining 7,140 share options subject to a seven (7) year cliff vesting schedule. The expiration date of these options is April 1, 2007.


                             SHAREHOLDER PROPOSALS
                             ---------------------

          Any shareholder of the Company wishing to submit a proposal for action at the next annual meeting of shareholders of the Company and desiring inclusion of the same in management's proxy materials must provide a written copy of the proposal to management of the Company at its principal executive office not later than December 26, 1998. Any such proposal must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

                                 OTHER MATTERS
                                 -------------

          The Board of Directors of the Company knows of no other matters which may be brought before the Annual Meeting. If, however, any matter other than the election of directors or matters incident thereto should properly come before the Annual Meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxyholders.


                     EXPENSES AND SOLICITATION OF PROXIES
                     ------------------------------------

          All expenses of the proxy solicitation will be paid by the Company.
In addition to solicitation by mail, certain directors, officers and regular employees of the Company and the Bank may solicit proxies by telephone, telegram or personal interview for which they will receive no compensation in addition to their regular salaries. The Company may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Stock held of record by such persons, and if requested will reimburse them for their reasonable out-of-pocket expenses in connection therewith.



                                  FORM 10-KSB
                                  -----------

          UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL, WITHOUT CHARGE, FURNISH ANY OWNER OF COMMON STOCK A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, INCLUDING FINANCIAL STATEMENTS AND THE SCHEDULES THERETO. COPIES OF EXHIBITS TO THE FORM 10-KSB ARE ALSO AVAILABLE UPON SPECIFIC REQUESTS AND PAYMENT OF A REASONABLE CHARGE OF REPRODUCTION. SUCH REQUESTS SHOULD BE DIRECTED TO DANNY F. DUKES, CORPORATE SECRETARY OF THE COMPANY, AT POST OFFICE BOX 280, 827 JOE FRANK HARRIS PARKWAY, S.E., CARTERSVILLE, GEORGIA 30120-0280.

                         FIRST COMMUNITY BANCORP, INC.
                                     PROXY
                      SOLICITED BY THE BOARD OF DIRECTORS
                      -----------------------------------
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS
                    --------------------------------------
                          TO BE HELD ON MAY 20, 1998
                          --------------------------

          The undersigned shareholder of First Community Bancorp, Inc. (the "Company") hereby appoints J. Steven Walraven and Danny F. Dukes, and each of them, as proxies with full power of substitution, acting by majority or by either of them if only one be present and acting, to vote all shares of common stock of the Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (the "Meeting") to be held at First Community Bank & Trust, 827 Joe Frank Harris Parkway, S.E., Cartersville, Georgia 30120 on Wednesday, May 20, 1998 at 3:00 p.m. and at any adjournments thereof, upon the proposal described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Meeting, receipt of which are hereby acknowledged.

PROPOSAL:     To elect the four nominees listed below to serve as directors for the ensuing three years:

                      Terry N. Tumlin             J. Steven Walraven
                      L. Ross Whatley, III        Earl Williamson, Jr.

          _____  FOR all nominees          _____  WITHHOLD AUTHORITY
                  listed above (except            to vote for all
                  as indicated to the             nominees listed
                  contrary below).                above.

INSTRUCTION:  TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, MARK "FOR"
--------------------------------------------------------------------------
ABOVE, AND WRITE THE NOMINEE'S NAME FOR WHOM YOU WISH TO WITHHOLD AUTHORITY IN
------------------------------------------------------------------------------
THE SPACE BELOW:
----------------

              _________________________________________________________________

                    Dated:____________________________,1998
                          (Be sure to date Your Proxy)

                   ________________________________________
                   Name(s) of Shareholder(s)  (Please Print)

                   ________________________________________
                         Signature(s) of Shareholder(s)

          If stock is held in the name of more than one person, all holders should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please indicate the capacity in which you are acting. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

              Please mark, date and sign this Proxy, and return in the enclosed return-addressed envelope. No postage is necessary.

                    PLEASE RETURN PROXY BEFORE MAY 7, 1998
                    --------------------------------------

                         FIRST COMMUNITY BANCORP, INC.
                      827 Joe Frank Harris Parkway, S.E.
                                 P. O. BOX 280